UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2010

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 585-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 9, 2011, Epicor Software Corporation (the “Company”) issued a press release regarding the preliminary financial results for its fourth quarter of Fiscal 2010 and for its entire Fiscal 2010, both ending December 31, 2010. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Additionally, at 2 pm Pacific Time on February 9, 2011, the Company held a conference call and simultaneous webcast in which L. George Klaus, the Company’s Chairman, Chief Executive Officer and President, and Michael Pietrini, the Company’s Chief Financial Officer and Executive Vice-President–Finance and Administration made a presentation regarding the Company’s financial results for the Company’s for its fourth quarter of Fiscal 2010 and for its entire Fiscal 2010, both ending December 31, 2010. A copy of the transcript of the conference call is furnished hereto as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amended CEO Retention Agreement

On February 10, 2011, Epicor Software Corporation (the “Company”), following approval by the Compensation and Nominating & Governance Committees of its Board of Directors, entered into a second amendment (the “Second Amendment”) to the Management Retention Agreement (“Retention Agreement”) currently in place with its Chairman and CEO, Mr. L. George Klaus. The parties originally entered into the Retention Agreement on January 19, 2009, and previously amended it on June 21, 2010, as described in the Form 8-K’s filed by the Company on February 6, 2009 and June 23, 2010, respectively.

Term of Agreement. The Second Amendment extends the term of the Retention Agreement by one year from the current expiration date of December 31, 2011 to a new expiration date of December 31, 2012.

Obligations Relating to CEO Succession. Under the Retention Agreement as amended by the Second Amendment, Mr. Klaus agrees to assist the Company Board of Directors in any eventual search for a successor CEO and to ensure an orderly and complete transition of his duties to such successor. Mr. Klaus further agrees if the Board of Directors appoints a new CEO during his tenure he will at the invitation of the Board serve through the remainder of the term of the Retention Agreement in the position of Executive Chairman and will negotiate a market-based adjustment to his cash compensation to reflect the change in his position and duties.

Performance Based Restricted Stock Grant. The Second Amendment confirms the grant to Mr. Klaus of one hundred and thirty three thousand three hundred and thirty three (133,333) shares of performance based restricted Company common stock, granted under the Company’s 2007 Stock Plan (the “Performance Stock Grant”). Restrictions on shares subject to the Performance Stock Grant will lapse during the extended term of the Retention Agreement provided and to the extent that the Company achieves 2012 performance targets under its performance based restricted stock program and subject to Mr. Klaus’s continued service to the Company through December 31, 2012.

Time Based Restricted Stock Grant. Pursuant to the terms of the Second Amendment, on February 9, 2011, Mr. Klaus received a grant of one hundred and fifty thousand (150,000) shares of time based restricted Company common stock, granted under the Company’s 2007 Stock Plan (the “Time Based Stock Grant”). Restrictions on the Time Based Stock Grant will lapse as to 37,500 shares on each of March 31, June 30, September 30 and December 31, 2012, respectively, subject to Mr. Klaus’s continued service to the Company through each vesting date.

To the extent not expressly amended by the Second Amendment, the Retention Agreement and each of its original terms and conditions remain in full force and effect.

The foregoing description of the Second Amendment contained in this Current Report on Form 8-K does not purport to be complete is qualified in its entirety by reference to the Second Amendment, which is filed hereto as exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description

Ex-10.1	Second Amendment to Management Retention Agreement dated February 10, 2011

Ex-99.1	Press Release dated February 9, 2011.

Ex-99.2	Transcript of the Company’s fourth quarter and fiscal year 2010 financial results conference call and simultaneous webcast held on February 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION (Registrant)

Date: February 14, 2011	By:	/s/ JOHN D. IRELAND
John D. Ireland
Sr. Vice President; General Counsel

EXHIBIT INDEX

The following exhibits are attached hereto and incorporated herein by reference:

Exhibit Number

Ex-10.1	Second Amendment to Management Retention Agreement dated February 10, 2011

Ex-99.1	Press Release dated February 9, 2011.

Ex-99.2	Transcript of the Company’s fourth quarter and fiscal year 2010 financial results conference call and simultaneous webcast held on February 9, 2011.